Exhibit 99.1

ISTA Pharmaceuticals Expands Its Pipeline in Allergy Treatments

- ISTA acquires exclusive North American rights to bepotastine for nasal allergy -

IRVINE, Calif., Sept. 26 /PRNewswire-FirstCall/ — ISTA Pharmaceuticals, Inc. (Nasdaq: ISTA), announced today it has licensed exclusive North American rights to nasal dosage forms of bepotastine, an investigational product for the treatment of allergy symptoms, from Tanabe Seiyaku Co., Ltd. Last year, ISTA obtained exclusive North American rights to ophthalmic allergy applications of bepotastine and has been developing an ocular formulation of bepotastine to treat the symptoms of ocular itching that accompany reactions to allergens. Following the previously announced positive Phase II/III clinical results the Company received with its ocular formulation, which showed bepotastine had a positive impact on nasal allergy symptoms, ISTA made the decision to add nasal bepotastine to its pipeline.

“As allergies affect both the eyes and the nose, we acquired the North American rights to nasal dosage forms of bepotastine to provide us the opportunity to offer both nasal and ocular formulations to patients. As many of you know, we have close relationships with the ophthalmic community, and, based upon our interactions with our thought leaders, we determined that complementing our ophthalmic formulation with a nasal formulation of bepotastine would potentially allow patients to experience relief from both ocular and nasal allergy symptoms,” stated Vicente Anido, Jr., President and CEO of ISTA. “Further, the medical community has experience treating ocular allergy symptoms with a nasal formulation antihistamine.

“As we now have four product candidates in our pipeline, T-Pred(TM), ecabet sodium, ophthalmic bepotastine and nasal bepotastine, that will be of interest to a broader audience, we will look to maximize the value of our assets beyond the non-ophthalmic community by exploring options to work with others to expand our sales reach. However, it is our intention that ISTA will remain committed to the ophthalmologist and retain our ophthalmic specialist focus.”

ISTA anticipates completing the formulation of nasal bepotastine in 2008 and entering into clinical development in late 2008 or early 2009. Bepotastine has three primary mechanisms of action. It is a non-sedating, selective antagonist of the histamine 1 (H1) receptor, it has a stabilizing effect on mast cells, and it suppresses the migration of eosinophils into inflamed tissues. The compound’s primary mechanisms of action are believed to make it an effective treatment for the symptoms of ocular and nasal allergies.

Under the terms of ISTA’s license agreement with Tanabe, ISTA will pay an upfront payment to Tanabe of $2 million, additional payments based on achievement of development and approval milestones, and royalties on future product sales. ISTA is responsible for all costs associated with developing nasal bepotastine for North America, including clinical trials, FDA filings, manufacturing, and, if the product is approved, marketing and sales activities. ISTA also obtained the right to develop other nasal bepotastine products, including a fixed combination with a steroid, and a future right to negotiate for a North American license to oral dosage forms of bepotastine for allergy treatment.

Conference Call

ISTA will host a conference call with a simultaneous webcast on September 26 at 5 PM Eastern Time to discuss today’s announcement regarding ISTA’s license of exclusive North American rights to nasal dosage forms of bepotastine. To access the live conference call, U.S. and Canadian participants may dial (800) 599-9795; international participants may dial (617) 786-2905. The access code for the live call is 89370716. To access the 24-hour audio replay, U.S. and Canadian participants may dial (888) 286-8010; international participants may dial (617) 801-6888. The access code for the replay is 21178468. This conference call will also be webcast live and archived on ISTA’s website for 30 days at http://www.istavision.com.

About Bepotastine

Bepotastine was approved in Japan for use in the treatment of allergic rhinitis and uriticaria/pruritus in July 2000 and January 2002, respectively, and is marketed by Tanabe Seiyaku Co., Ltd., under the brand name TALION. TALION was co-developed by Tanabe Seiyaku and Ube Industries, Ltd., who discovered bepotastine. In 2001, Tanabe Seiyaku granted Senju Pharmaceutical Co., Ltd. exclusive worldwide rights, with the exception of certain Asian countries, to develop, manufacture and market bepotastine for ophthalmic use. ISTA licensed the North American rights to ophthalmic allergy applications of bepotastine from Senju in 2006.

About ISTA

ISTA Pharmaceuticals is an ophthalmic pharmaceutical company. ISTA’s products and product candidates addressing the $3.2 billion U.S. prescription ophthalmic industry include therapies for inflammation, ocular pain, glaucoma, allergy, and dry eye. The Company currently markets three products and is developing a strong product pipeline to fuel future growth and market share. The Company’s product development and commercialization strategy is to launch a new product every 12 to 18 months, thereby continuing its growth to become the leading niche ophthalmic pharmaceutical company in the U.S. For additional information regarding ISTA, please visit ISTA Pharmaceuticals’ website at http://www.istavision.com.

About Tanabe

TANABE SEIYAKU CO., LTD. is one of the leading Japanese pharmaceutical companies that specializes in developing and marketing pharmaceutical products such as diltiazem (Herbesser®) and imidapril (Tanatril®) to treat cardiovascular diseases. Diltiazem is sold in more than 110 countries and imidapril is sold in Asian and European countries. For more information, please visit the web site at www.tanabe.co.jp. Currently, Tanabe decided to merge with Mitsubishi Pharma Corporation to form Mitsubishi Tanabe Pharma Corporation as of October 1, 2007, and the new company’s web site will also be available from October at www.mt-pharma.co.jp.

Forward Looking Statements

Any statements contained in this press release that refer to future events or other non-historical matters are forward-looking statements. Without limiting the foregoing, but by way of example, statements contained in this press release concerning prospects related to ISTA’s strategic initiatives, the future performance of ISTA’s products, including the potential for both the ocular and nasal formulations of bepotastine, bepotastine development plans, including projected timelines for formulation completion and clinical development, and ISTA’s goals of bringing a new product to market every 12 to 18 months and becoming the leading niche ophthalmic pharmaceutical company in the U.S., are forward-looking statements. Except as required by law, ISTA disclaims any intent or obligation to update any forward-looking statements. These forward-looking statements are based on ISTA’s expectations as of the date of this press release and are subject to risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ from current expectations include, among others: the inherent uncertainty associated with financial projections and estimates, timely and successful implementation of ISTA’s strategic initiatives; delays and uncertainties related to ISTA’s research and development programs (including without limitation the difficulty of predicting the timing or outcome of bepotastine product development efforts); the timing, scope, and outcome of the FDA or other regulatory agency approval or actions; uncertainties and risks regarding market acceptance of and demand for ISTA’s approved products, the impact of competitive technologies, products, and pricing; uncertainties and risks related to ISTA’s ability to properly manage its growth; uncertainties and risks related to the continued availability of third-party sourced products and raw materials on commercially reasonable terms, or at all; uncertainties and risks related to successful compliance with FDA and/or other governmental regulations applicable to ISTA’s facilities, products, and/or business; uncertainties and risks related to the scope, validity, and enforceability of patents related to ISTA’s products and technologies and the impact of patents and other intellectual property rights held by third parties; and such other risks and uncertainties as detailed from time to time in ISTA’s public filings with the U.S. Securities and Exchange Commission, including but not limited to ISTA’s Annual Report on Form 10-K for the year ended December 31, 2006 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007.

SOURCE ISTA Pharmaceuticals, Inc.

09/26/2007

CONTACT: Vince Anido, Ph.D., +1-949-788-5311, vanido@istavision.com, or Lauren Silvernail, +1-949-788-5302, lsilvernail@istavision.com, both of ISTA Pharmaceuticals; or Investors - Juliane Snowden, jsnowden@burnsmc.com, or Nicki Kahner, nkahner@burnsmc.com, Media - or Justin Jackson, jjackson@burnsmc.com, all of Burns McClellan for ISTA, +1-212-213-0006

/First Call Analyst: /

/FCMN Contact: mcohen@burnsmc.com /

/Web site:	http://www.istavision.com
http://www.tanabe.co.jp
http://www.mt-pharma.co.jp /